SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2005

ADAMS RESOURCES & ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7908	74-1753147
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

4400 Post Oak Pkwy, Suite 2700, Houston, Texas		77027
(Address of principal executive offices)		(Zip code)

(713) 881-3600
(Registrant’s telephone number, including area code)

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Item 2.02. Results of Operations and Financial Condition.

On March 17, 2005, Adams Resources & Energy, Inc., a Delaware corporation, issued a press release announcing its financial results for the fourth quarter ended December 31, 2004. A copy of the earnings release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference. The information in this Current Report on Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMS RESOURCES & ENERGY, INC.

Date: March 17, 2005 By: /s/ Richard B. Abshire
Richard B. Abshire
Chief Financial Officer

ADAMS RESOURCES ANNOUNCES FOURTH QUARTER 2004 EARNINGS

Houston (March 17, 2005)-- Adams Resources & Energy, Inc., (AMEX-AE), announced unaudited fourth quarter 2004 net earnings of $2,200,000 or $.52 per common share on revenues totaling $562,294,000. This compares to unaudited fourth quarter 2003 net earnings of $651,000 or $.16 per share on revenues of $422,429,000. Net earnings for 2004 totaled $8,608,000 or $2.04 per share on revenues of $2,069,788,000.

A summary of operating results follows:
	Fourth Quarter
	2004	2003
Operating earnings (loss)
Marketing	$ 3,899,000	$ 2,539,000
Transportation	1,971,000	306,000
Oil and gas	193,000	(395,000)
General & administrative	(2,293,000)	(1,652,000)
Interest, net	(6,000)	27,000
Income tax (provision) benefit	(1,564,000)	196,000

Earnings from continuing operations	2,200,000	1,021,000

Loss from discontinued operation	-	(370,000)

Net earnings	$ 2,200,000	$ 651,000

Chairman K.S. "Bud" Adams, Jr., attributed the earnings increase to improved demand within the Company’s petrochemical trucking operation. An improving United States economy and a weakened U.S. dollar exchange rate has stimulated demand for the Company’s trucking services leading to increased transportation earnings. Also during the current quarter, the Company sold its claim on the bankrupt estate of Enron Corp to a third party, recognizing a $470,000 gain on the transaction. Mr. Adams also reported the results of 2004’s oil and gas exploration efforts. Such efforts yielded estimated oil and gas reserve additions totaling 121,000 barrels of crude oil and 3,166,000 mcf of natural gas. Estimated reserve additions for 2004 represent a 224 percent replacement of 2004’s production on an equivalent barrel basis.
…………………………………………………

The information in this release includes certain forward-looking statements that are based on assumptions that in the future may prove not to have been accurate. A number of factors could cause actual results or events to differ materially from those anticipated. Such factors include, among others, (a) general economic conditions, (b) fluctuations in hydrocarbon prices and margins, (c) variations between crude oil and natural gas contract volumes and actual delivery volumes, (d) unanticipated environmental liabilities or regulatory changes, (e) counterparty credit default, (f) inability to obtain bank and/or trade credit support, (g) availability and cost of insurance, (h) changes in tax laws, and (i) the availability of capital, (j) changes in regulations, (k) results of current items of litigation, (l) uninsured items of litigation or losses, (m) uncertainty in reserve estimates and cash flows, (n) ability to replace oil and gas reserves, (o) security issues related to drivers and terminal facilities, (p) commodity price volatility and (q) successful completion of drilling activity. These and other risks are described in the Company’s reports that are on file with the Securities and Exchange Commission.

UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share data)
	Year Ended		Three Months Ended
	2004	2003	2004	2003

Revenues	$ 2,069,788	$ 1,721,929	$ 562,294	$ 422,429

Costs, expenses and other	(2,055,868)	(1,712,447)	(558,530)	(421,604)
Income tax (provision) benefit	(5,059)	(3,056)	(1,564)	196
Earnings from continuing operations	8,861	6,426	2,200	1,021
Loss from discontinued operation,
net of tax	(253)	(3,232)	-	(370)
Cumulative effect of accounting
change, net of tax	-	(92)	-	-

Net earnings	$ 8,608	$ 3,102	$ 2,200	$ 651

Earnings (loss) per share
From continuing operations	$ 2.10	$ 1.53	$ .52	$ .24
From discontinued operation	(.06)	(.77)	-	(.08)
Cumulative effect of accounting
change	-	(.02)	-	-
Basic and diluted net earnings per
Common share	$ 2.04	$ .74	$ .52	$ .16

Dividends per common share	$ .30	$ .23	$ .30	$ .23

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UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands)
	December 31,	December 31,
	2004	2003
ASSETS
Cash	$ 19,942	$ 28,342
Other current assets	189,397	157,081
Total current assets	209,339	185,423

Net property & equipment	29,076	24,846
Other assets	439	338
	$ 238,854	$ 210,607
LIABILITIES AND EQUITY
Total current liabilities	$ 173,550	$ 152,665
Long-term debt	11,475	11,475
Deferred taxes and other	4,254	4,235
Shareholders’ equity	49,575	42,232
	$ 238,854	$ 210,607